                                                       EXHIBIT 10.1


PricewaterhouseCoopers [PCW]
-----------------------------------------------------------------------------

                                             PricewaterhouseCoopers Inc.
                                             601 West Hastings Street
                                             Suite 1400
                                             Vancouver, BC
                                             Canada V6B 5A5
                                             Telephone +1 (604) 806-7000
                                             Direct Phone +1 (604) 806-7583
                                             Direct Fax +1 (604) 806-7806



Berkeley Investments Inc.
c/o 19 Ferguson Drive
Belfast
Ireland   BT4 2AZ

Attention:  Mr. Richard Bullock

6 February 2001

Subject:  In the Matter of the Bankruptcies of
          Kafus Industries Ltd.
          Cameron Strategic Planning Ltd.
          Purchase of common shares and other assets of Hyaton Organics Inc. ("Hyaton") by Berkeley Investments Inc. (the "Purchaser") from the estates of Kafus Industries Ltd. and Cameron Strategic Planning Ltd. (together the "Companies") by the Companies' trustee in bankruptcy PricewaterhouseCoopers Inc. (the "Vendor")

Dear Sirs:

The undersigned, PricewaterhouseCoopers Inc. as trustee in bankruptcy of the Companies, and not in its personal capacity, confirms the agreement to sell to the Purchaser the following:

     (a) all of the shares the Vendor holds in Hyaton being 20,000,000 common shares (the "Hyaton Shares"); and

     (b) all of the interests the Vendor may have, including accounts receivable or shareholders' loans, in Hyaton and Camden Agro-Systems, Inc. (the "Non-share Interests"). The Non-share Interests have been outlined in the attached Schedule A. The information in Schedule A is complete to the best of the Vendor's knowledge, and has been prepared from the Companies' financial data without audit or verification by the Vendor.

          (the Hyaton Shares and the Non-share Interests are referred to collectively as the "Assets")

on the following terms and conditions:

1. Subject to the terms and conditions of this Agreement, the Vendor agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Vendor, on the Closing Date, the Assets in consideration of the payment of the sum of $50,000 (the "Purchase Price").

2. On the Closing Date, the Purchaser will have paid the Purchase Price of $50,000 to the Vendor by bank draft, certified cheque or wire transfer. The Purchase Price shall be allocated $40,000 to the Hyaton Shares and $10,000 to the Non-share Interests.

3. Richard Bullock, a director of the Purchaser, resigned as an Inspector of the estate of the bankrupt Kafus Industries Ltd. effective January 24, 2001. Based upon Richard Bullock's resignation, no Court Order/approval has been obtained with respect to the sale of the Assets to the Purchaser. The Purchaser will bear the risk of any Court setting aside the sale of the Assets to the Purchaser. The Purchaser agrees to bear any costs incurred by the Purchaser, the Companies, the estates of the Companies or the Vendor associated with obtaining a Court Order/approval in the future or other matters which arise with the Courts with respect to this agreement.

4. The Vendor provides no representation or warranty with respect to the Assets, except as expressly set out in this paragraph, and the Assets are purchased on an "as is where is" basis. Without limiting the generality of the foregoing, the Purchaser acknowledges that the Hyaton Shares may be subject to restrictions on resale under United States federal and state securities legislation. The Vendor warrants and represents that:

     (a)  the Vendor is the trustee in bankruptcy of the Companies;

     (b) subject to the matters set out in paragraph 3 above, the Vendor has the right to transfer the interest of the Companies, if any, in the Assets; and

     (c) the Vendor is a resident of Canada for the purposes of the Income Tax Act (Canada).

5. The Vendor's obligation to carry out the terms of this agreement and to complete the purchase referred to in paragraph 1 is subject to the following condition that on or before the Closing Date the Vendor shall have received evidence satisfactory to it that:

     (a) Berkeley Investments Inc. does not have any claims, rights or causes of action against the Companies or their estates with respect to the Assets; and

     (b) neither Hyaton nor Camden Agro-Systems, Inc. has any claims, rights or causes of action against the Companies or their estates.

6. The Purchaser's obligation to carry out the terms of this agreement and to complete the purchase referred to in paragraph 1 is subject to the condition that on or before the Closing Date, the Vendor will have delivered to the Purchaser:

     (a) the share certificates representing the Hyaton Shares duly endorsed for transfer to the Purchaser along with any documentation necessary to reflect such transfer, such as a corporate resolution of the Vendor and a medallion signature guarantee; and,

     (b) a Bill of Sale representing the transfer of the balance of the Assets to the Purchaser.

7. The Vendor will transfer the corporate records of Hyaton and Camden Agro-Systems, Inc. in its possession that it is aware of, as indicated by the Purchaser.

8.   Time shall be of the essence of this agreement.

9. This agreement shall enure to the benefit of and be binding upon the Vendor and its successors and assigns, and upon the Purchaser and its heirs, executors, successors and assigns.

10. Any notice to be given under this Agreement shall be duly and properly given if delivered or mailed by prepaid registered post or by facsimile addressed as follows (or such other address as a party may advise in writing) and any such notice shall be deemed to be received on the day of delivery, if delivered or sent by facsimile, and 7 days after the day of mailing, if mailed:


To the Purchaser:                       To the Vendor:

Berkeley Investments Inc.               PricewaterhouseCoopers Inc.
c/o 19 Ferguson Drive                   Trustee of Kafus Industries Ltd. and
Belfast                                 Cameron Strategic Planning Ltd.
Ireland   BT4 2AZ                       601 West Hastings Street, Suite 1400
                                        Vancouver, British Columbia
Attention: Richard Bullock              Canada  V6B 5A5

Fax:  44 28 9047-1009                   Attention:  Steve Lum
                                        Fax: (604) 806-7630


11. The Closing Date is and the closing of the purchase and sale contemplated by this Agreement will take place at 5:00 p.m. Pacific Daylight Savings Time, on February 7, 2001, at the offices of the Vendor, 1100 - 601 West Hastings Street, Vancouver, British Columbia, or such earlier or later date and at such other location as the parties hereby may agree in writing.

Please indicate your agreement with the foregoing terms by signing below and returning a signed copy of this letter to us by return fax, with the original to follow, no later than the close of business February 6, 2001.

Yours very truly,

PricewaterhouseCoopers Inc.,
Trustee of Kafus Industries Ltd. and
Cameron Strategic Planning Ltd.



-------------------------------------
Steve Lum

D. P. Bowra:SML:ml


The undersigned hereby acknowledges and agrees with the foregoing.

THE SIGNATURE of Richard Bullock,   )
an authorized signatory of Berkeley )
Investments Inc., was hereunto      )
signed in the presence of:          )
                                    )
                                    )
                                    )
                                    )
___________________________________ ) _________________________________
                                    ) Richard Bullock

Date: _____________________________   Date: ___________________________

                                 SCHEDULE A

               Purchase of common shares and offer assets of
             Hyaton Organics Inc. by Berkeley Investments Inc.
           from the estate of Kafus Industries Ltd. and Cameron
             Strategic Planning Ltd. (together the "Companies")
                  by the Companies' trustee in bankruptcy
                 PricewaterhouseCoopers Inc. (the "Vendor")


Prepared from the Companies financial data without audit or verification by the Vendor


                                                       @ 9/30/00
                                                      Cdn. $ Amount
                                                     --------------
Hyaton Organics Inc.- Due to Kafus Industries Ltd.          72,676  (US$49,875)
Camden Agro-Systems, Inc.- Due to Kafus Industries Ltd.  1,255,299
Camden Agro-Systems, Inc.- Due to Cameron Strategic
   Planning Ltd.                                           529,242
                                                         ---------
Total                                                    1,857,218
                                                         =========